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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-82542 of Entercom Communications Corp. on Form S-3 of our report dated February 14, 2001, appearing in the Annual Report on Form 10-K of Entercom Communications Corp. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
February 18, 2002